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                                                                  Exhibit 23(a)



                       INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Response USA, Inc. on Form S-3 of our report dated October 8, 1997 (January 9, 1998 as to the second to the last paragraph of Note 16) appearing on page F-2 of the Registration Statement on Form SB-2, as amended (No. 333-37595), relating to 3,000,000 shares of Common Stock of Response USA, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE
Philadelphia, Pennsylvania
February 2, 1998